UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 10, 2020

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2020 (the “Second Amendment Effective Date”), Fiesta Restaurant Group, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) among the Company, as borrower, certain subsidiaries of the Company (collectively, the “Guarantors”), as guarantors, JPMorgan Chase Bank, N.A. (the “Administrative Agent”), as administrative agent, and the lenders party thereto and the First Amended and Restated Pledge and Security Agreement (the “Amended and Restated Security Agreement”) among the Company, the Guarantors and the Administrative Agent, each as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 16, 2020, the Company issued a press release announcing its entrance into the Second Amendment and selected financial results for the second fiscal quarter of 2020. The entire text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The Second Amendment amends the Credit Agreement dated as of November 30, 2017 among the Company, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent and as a lender and the other lenders party thereto (collectively, the “Lenders”) (as previously amended by the First Amendment to Credit Agreement dated as of March 9, 2018 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto and as further amended from time to time, together with the Second Amendment, the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

The Second Amendment reduced aggregate maximum commitments available for revolving credit borrowings (including standby letters of credit) under the Credit Agreement (the “Revolving Commitment”) by $30 million to $120 million as of the Second Amendment Effective Date. The Second Amendment further reduces the Revolving Commitment by (i) $15 million to $105 million on January 3, 2021 and (ii) $10 million to $95 million on April 4, 2021.

The Second Amendment provides that the Company is not required to be in compliance with the Adjusted Leverage Ratio and Fixed Charge Coverage Ratio (each as amended by the Second Amendment) under the Credit Agreement for the period beginning on the Second Amendment Effective Date through April 3, 2021 (the “Amendment Period”). The Company is required to be in compliance with the Adjusted Leverage Ratio and Fixed Charge Coverage Ratio beginning with the fiscal quarter ending April 4, 2021. Following the Amendment Period, the Company will be permitted to exercise equity cures (“Equity Cure”) with respect to compliance with the Adjusted Leverage Ratio and Fixed Charge Coverage Ratio provided that, among other items, (i) the equity raised is from the issuance of common stock of the Company, (ii)  not less than 50% of the net proceeds received by the Company from the issuance of Company common stock are immediately used to prepay outstanding revolving credit borrowings under the Credit Agreement which will result in a corresponding reduction of the Revolving Commitment by such amount, (iii) the amount of the Equity Cure is not more than $5 million in any fiscal quarter, and (iv) the aggregate amount of all Equity Cures do not exceed $15 million. The Second Amendment also provides that the Company must maintain minimum Liquidity of (i) $40 million from the Second Amendment Effective Date through September 27, 2020, (ii) $30 million from September 28, 2020 through January 3, 2021 and (iii) $25 million on January 4, 2021 and thereafter (the “Liquidity Covenant”).

Pursuant to the Second Amendment, borrowings under the Credit Agreement will bear interest at a rate per annum, at the Company’s option, of (a) the Alternate Base Rate plus the Applicable Rate of 4.0% with a minimum Alternate Base Rate of 2.0% or (b) the Adjusted LIBO Rate plus the Applicable Rate of 5.0% with a minimum Adjusted LIBO Rate of 1.0%. Pursuant to the Second Amendment, the Company will be subject to a commitment fee of 0.50% per annum on the daily amount of the undrawn portion of the Revolving Commitment.

The outstanding borrowings under the Credit Agreement are prepayable without penalty (other than customary breakage costs). The Second Amendment provides that for any of the following by the Company, (i) the sale of certain specified real property, including pursuant to sale leaseback transactions, (ii) the issuance of equity of the Company (other than under the Company’s 2012 Stock Incentive Plan, as amended, or any successor plans, subject to the restrictions set forth in the Credit Agreement), (iii) the incurrence of certain Indebtedness and (iv) the receipt of insurance proceeds (each a “Prepayment Event”), (a) if such Prepayment Event occurs during the Amendment Period, 100% of the Net Proceeds of such Prepayment Event received by the Company in each case must be used to reduce the outstanding revolving credit borrowings under the Credit Agreement which will result in a corresponding reduction of the Revolving Commitment and (b) following the Amendment Period, (1) 50% of the Net Proceeds received by the Company pursuant to (ii) of the definition of Prepayment Event above and the sale of real property pursuant to a sale leaseback transaction in each case must be used to reduce the outstanding revolving credit borrowings under the Credit Agreement which will result in a corresponding reduction of the Revolving Commitment and (2) 100% of the Net Proceeds received by the Company pursuant to Prepayment Event other those identified in (1) above, in each case must be used to reduce the outstanding revolving credit borrowings under the Credit Agreement which will result in a corresponding reduction of the Revolving Commitment. The Second Amendment further provides that Company must prepay outstanding revolving credit borrowings if the outstanding revolving credit borrowings exceed $75 million and Excess Cash of the Company exceeds $20 million.

The Credit Agreement, as amended by the Second Amendment, contains certain covenants, including, without limitation, those limiting Company’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in any material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends, including, without limitation, (i) that Capital Expenditures by the Company cannot exceed an aggregate of $22 million for each of the fiscal years ending 2020 and 2021 and cannot exceed an aggregate of $25 million for the fiscal year ending 2022 (the “Capital Expenditures Covenant”) and (ii) limiting the construction or development of new restaurants to one Pollo Tropical prototype restaurant in 2021 and three Pollo Tropical prototype restaurants in 2022, provided further that (a) no Default shall have occurred and be continuing or would exist after giving effect to the construction or development of the new Pollo Tropical restaurant(s), (b) after giving effect to the construction or development of such new Pollo Tropical restaurant(s) on a Pro Forma Basis the Loan Parties are in compliance with each of the Liquidity Covenant, the Adjusted Leverage Ratio, the Fixed Charge Coverage Ratio and the Capital Expenditures Covenant, (c) the aggregate Revolving Commitment is less than or equal to $95 million and (d) after giving effect to the construction or development of such new Pollo Tropical restaurant(s) on a Pro Forma Basis, Liquidity is greater than or equal to the sum of $5 million plus the amount of minimum Liquidity required on such date pursuant to the Liquidity Covenant.

The Second Amendment provides that the Company will be required to engage a financial advisor or chief restructuring officer acceptable to the Lenders if the Company is not in compliance with certain milestones, including, among other items, (i) the Company using commercially reasonable efforts to refinance and pay in full the Obligations under the Credit Agreement, (ii) on or before July 15, 2020 (or such later date agreed to in writing by the Administrative Agent), the Company furnishing to the Administrative Agent and the Lenders with a written assessment and reasonable action plan (the “Action Plan”) in such form, substance and detail acceptable to the Administrative Agent for the Disposition of owned real property with a targeted gross value of $30 million and complying with such Action Plan, (iii) on or before September 30, 2020 (or such later date agreed to in writing by the Administrative Agent), the Company furnishing to the Administrative Agent and the Lenders with a written plan from ContinuServe in such form, substance and detail acceptable to the Administrative Agent for executing certain actions intended to improve service levels, reduce costs and increase efficiency, (iv) on or before August 14, 2020 (or such later date agreed to in writing by the Administrative Agent), the Company providing the Administrative Agent with a proposed timeline in such form, substance and detail acceptable to the Administrative Agent for completion of a shelf registration with the Securities and Exchange Commission for the issuance of common Equity Interests of the Company, (v) the Company maintaining $30 million of Liquidity on October 1, 2020, (vi) on or before October 1, 2020, the Company furnishing to the Administrative Agent and the Lenders information demonstrating compliance with the Adjusted Leverage Ratio, the Fixed Charge Coverage Ratio, the Liquidity Covenant and the Capital Expenditures Covenant, (vii) no Default shall have occurred and (viii) compliance by the Loan Parties at all times with the Adjusted Leverage Ratio, the Fixed Charge Coverage Ratio, the Liquidity Covenant and the Capital Expenditures Covenant.

The Company’s obligations under the Credit Agreement are secured by all of the assets of the Company and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Amended and Restated Security Agreement.

Under the Credit Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, certain judgments or upon the occurrence of a change of control (as specified therein).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which includes as Annex I thereto the Credit Agreement as amended and restated by the Second Amendment and the Amended and Restated Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Second Amendment to Credit Agreement dated as of July 10, 2020 among Fiesta Restaurant Group, Inc., the guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	First Amended and Restated Pledge and Security Agreement dated as of July 10, 2020 among Fiesta Restaurant Group, Inc., the guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Fiesta Restaurant Group, Inc. Press Release dated July 16, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: July 16, 2020

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Senior Vice President, Chief Financial Officer and Treasurer

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